Exhibit 1.3

0 Registration No. 45532 BERMUDA CERTIFICATE OF DEPOSIT OF SUPPLEMENTARY CERTIFICATE OF A LIMITED PARTNERSHIP AND AN EXEMPTED PARTNERSHIP THIS IS TO CERTIFY that a Supplementary Certificate of Brookfield Renewable Energy Partners L.P. was delivered to the Office of the Registrar of Companies and registered on the 15th day of December201 pursuant to section 8B(4) of the Limited Partnership Act 1883 as amended and section 13(5) of the Exempted Partnerships Act 1992 as amended. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 21st day of December 2011 for Registrar of Companies

THE LIMITED PARTNERSHIP ACT, 1883 SUPPLEMENTARY CERTIFICATE OF PARTICULARS OF A LIMITED PARTNERSHIP Pursuant to Section 8B(4) Name of the Limited Partnership: Brookfield Renewable Energy Partners L.P. Name and Partner: Address of the General Brookfield Renewable Partners Limited Canon's Court 22 Victoria Street Hamilton HM12 Bermuda Address of the Registered Office of Canon's Court 22 Victoria Street Hamilton HM12 Bermuda the Partnership in Bermuda: Dated the 15111 day ofDecember 2011 Signed: ames Bodi ppleby (Bermuda) Limited Attorneys for the General Partner, for itself and on behalf of the limited partner of the Partnership

THE EXEMPTED PARTNERSHIPS ACT, 1992 SUPPLEMENTARY CERTIFICATE OF PARTICULARS OF AN EXEMPTED PARTNERSHIP Pursuant to Section 13(5) Brookfield Renewable Energy Partners L.P. Name of the Partnership: Name and Partner: Address of the General Brookfield Renewable Partners Limited Canon's Court 22 Victoria Street Hamilton HM12 Bermuda Name and Address of the Resident Appleby Services (Bermuda) Ltd. Canon's Court 22 Victoria Street Hamilton HM12 Bermuda Representative: Registered Office of the Partnership: Canon's Court 22 Victoria Street Hamilton HM12 Bermuda Dated the 151h day ofDecember 2011 Signed: es Bodi pleby (Bermuda) Limited Attorneys for the General Partner, for itself and on behalf of the limited partner of the Partnership